As filed with the Securities and Exchange Commission on September 9, 1996

                                                 Registration No. 33-________
_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ______________________

                                     FORM S-8
                             REGISTRATION STATEMENT
                                       Under
                           THE SECURITIES ACT OF 1933
                              ______________________

                                 fonix corporation
               (Exact name of registrant as specified in its charter)



         Delaware                                           22-2994719
      (State or other                                    (I.R.S. Employer
       jurisdiction                                     Identification No.)
    of incorporation or
        organization)

                             _____________________

                              60 East South Temple
                           Salt Lake City, Utah 84111
                                 (801) 328-0161
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         Long-Term Stock Investment and
                                  Incentive Plan
                                       and
                       1996 Director's Stock Option Plan
                                       and
                          Compensation Contracts with
                                    Consultants
                               (Full Title of Plans)

                           ----------------------------

                     Roger D. Dudley, Executive V.P./Secretary
                                fonix corporation
                               60 East South Temple
                           Salt Lake City, Utah 84111
                                  (801) 328-0161
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      Copies to:
                                Jeffrey M. Jones, Esq.
                         Durham, Evans, Jones & Pinegar, P.C.
                           50 South Main Street, Suite 850
                              Salt Lake City, Utah  84144
                                    (801) 538-2424

                                                     CALCULATION OF REGISTRATION FEE

Title of each class                                            Proposed maximum               Proposed maxi-       Amount of
of securities to be            Amount to be                    offering price per             mum aggregate        registration
registered                     registered (1)                  unit                           offering price       fee (4)
- -----------------------        -------------------             -----------------              ----------------     --------------
Common Shares,                 4,400,000 shares                $ 4.0625                       $17,875,000 (2)      $ 6,163.79
par value $.0001
per share, subject
to stock options
granted to Directors

Common Shares,                 1,000,000 shares                $ 7.84                         $ 7,840,000 (3)      $ 2,703.45
par value $.0001
per share, subject
to stock options to
be granted to
Directors

Common Shares,                   129,100 shares                $ 3.66                         $   472,5060(2)      $   162.93
par value $.0001                     500 shares                $ 5.06                         $     2,530          $      .87
per share, subject                   600 shares                $ 9.88                         $     5,928          $     2.04
to stock options                  60,000 shares                $ 9.31                         $   558,600          $   192.62
granted to                        25,000 shares                $ 2.97                         $    74,250          $    25.60
employees                            500 shares                $ 8.50                         $     4,250          $     1.47

Common Shares,                   684,300 shares                $ 8.70                         $ 5,953,410(3)       $ 2,052.90
par value $.0001
per share, subject
to stock options to
be granted to
employees

Common Shares,                   360,000 shares                $ 0.50                         $   180,000(2)       $    62.07
par value $.0001
per share, subject
to stock warrants                                                                                                  $11,367.74
granted to
consultants

_____________________________________________________________________________

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on September 4, 1996 (within 5 business days prior to the date of filing the registration statement).

(4) 1/29 of 1 percent of the maximum aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities
Act").

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

          The following documents filed with the Commission by fonix corporation (the "Company" are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

          (b) Other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above:

          The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

          The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

          The Company's Current Report on Form 8-K dated as of June 20, 1996.

          (c) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.              Description of Securities.

          Not applicable.

Item 5.              Interests of Named Experts and Counsel.

          The law firm of Durham, Evans, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. The Profit Sharing Plan and Trust of the Firm, together with Messrs. Paul Durham, Richard Evans, Jeffrey
Jones and Kevin Pinegar as individuals, collectively own 50,000 shares of Common Stock of the Company. Mr. Jones, individually, owns warrants to purchase an additional 50,000 shares of Common Stock of the Company, which shares are included in this Registration Statement.

Item 6.              Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware, together with Article VII, Section 7, of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article VII, Section 7 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.              Exemption from Registration Claimed.

                     Not applicable.

Item 8.              Exhibits.

4(a)   --            Long-Term Stock Investment and Incentive Plan (the
                     "Incentive Plan") of fonix corporation.

4(b)   --            Form of Stock Option Agreement for the purchase of Common
                     Stock of fonix corporation, used in connection with the Incentive Plan.

4(c)   --            1996 Directors' Stock Option Plan (the "Directors' Plan")
                     of fonix corporation.

4(d)   --            Form of Stock Option Agreement for the purchase of Common
                     Stock of the Company, used in connection with the Directors' Plan.

4(e)   --            Form of Consulting Agreements between the Company and
                     certain Advisors to the Company, pursuant to which the advisors received Warrants to Purchase Common Stock of the Company.

4(f)   --            Form of Warrants issued by the Company to the Advisors
                     referred to in 4(e) above.

5      --            Opinion of Durham, Evans, Jones & Pinegar, P.C.

23(a)  --            Consent of Peterson, Siler & Stevenson.

23(b)  --            Consent of Durham, Evans, Jones & Pinegar, P.C. (included
                     in the opinion filed as Exhibit 5 to this Registration
                     Statement).

Item 9.              Undertakings.

(a)       The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 22nd day of July, 1996.

                               fonix CORPORATION



                               By    /s/ Roger D. Dudley
                                  --------------------------------
                                  Roger D. Dudley
                                  Executive V.P., CFO and Secretary




                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger D. Dudley, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.



Signature                                             Date


/s/ Stephen M. Studdert                              July 22, 1996
- ----------------------------------
Stephen M. Studdert, CEO and Chairman
  of the Board of Directors


/s/ Thomas A. Murdock                                July 22, 1996
- ----------------------------------
Thomas A. Murdock, President/COO
  and Director (Principal Executive
  Officer)


/s/ Roger D. Dudley                                  July 22, 1996
- ----------------------------------
Roger D. Dudley, Executive Vice President
  CFO and Secretary (Principal Financial
  and Accounting Officer)


/s/ Alan C. Ashton                                    July 22, 1996
- ----------------------------------
Alan C. Ashton, Ph.D., Director


/s/ Joseph Verner Reed                                July 22, 1996
- ----------------------------------
Joseph Verner Reed, Director


/s/ James B. Hayes                                    July 22, 1996
- ----------------------------------
James B. Hayes, Director

                                  EXHIBIT INDEX

4(a) -- Long-Term Stock Investment and Incentive Plan of fonix corporation (the "Incentive Plan").

4(b) -- Form of Stock Option Agreement for the purchase of Common Stock of the Company used in connection with the Incentive Plan.

4(c) -- 1996 Directors' Stock Option Plan of fonix corporation (the "Directors' Plan").

4(d) -- Form of Stock Option Agreement for the purchase of Common Stock of the Company, used in connection with the Directors' Plan.

4(e) -- Form of Consulting Agreements between the Company and certain Advisors to the Company, pursuant to which the advisors received Warrants to Purchase Common Stock of the Company.

4(f) -- Form of Warrants issued by the Company to the Advisors referred to in 4(g) above.

5    --              Opinion of Durham, Evans, Jones & Pinegar, P.C.

23(a)--              Consent of Peterson, Siler & Stevenson.

23(b)-- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).